EXHIBIT 2.1
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              AGREEMENT AND PLAN OF MERGER
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       AGREEMENT AND PLAN OF MERGER between ANMORE
CORPORATION, a Delaware corporation ("Anmore"), and
SIERRA GIGANTE RESOURCES INC., a Nevada corporation
("Sierra Gigante"), Anmore and Sierra being sometimes referred to herein as the "Constituent Corporations."
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       WHEREAS, the board of directors of each Constituent
Corporation deems it advisable that the Constituent Corporations merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Merger");
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       NOW, THEREFORE, in consideration of the premises and
the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:
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       1.  SURVIVING CORPORATION.  Anmore shall be merged
with and into Sierra Gigante, which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.
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       2.  MERGER DATE.  The Merger shall become effective
(the" Merger Date") upon the completion of:
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        2.1.  Adoption of this agreement by Anmore pursuant
to the General Corporation Law of Delaware and by
Sierra Gigante pursuant to Nevada Revised  Statutes.
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        2.2.  Execution and filing by Sierra Gigante of
Articles of Merger with the Department of State of the State of Nevada in accordance with the Nevada Revised Statutes.
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        2.3.  Execution and filing by Anmore of a
Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware.
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       3.  TIME OF FILINGS.  The Articles of Merger shall be
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filed with the Department of State of the State of Nevada
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and the Certificate of Merger shall be filed with the
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Secretary of State of Delaware upon the approval, as
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required by law, of this agreement by the Constituent
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Corporations and the fulfillment or waiver of the terms and
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conditions herein.  These filings will be completed within
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two weeks from the execution of this Agreement.
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       4.  GOVERNING LAW.  The surviving corporation shall
be governed by the laws of the State of incorporation of
Sierra Gigante.
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       5.  CERTIFICATE OF INCORPORATION.  The Articles of
Incorporation of Sierra Gigante Resources Inc. shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of
Sierra Gigante to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.
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       6.  BYLAWS.  The Bylaws of the surviving corporation
shall be the Bylaws of Sierra Gigante Resources Inc. as in effect on the date of this agreement.
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       7.   BOARD OF DIRECTORS AND OFFICERS.  The officers
and directors of Sierra Gigante, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.
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       8.  NAME OF SURVIVING CORPORATION.  The name of the
surviving corporation will continue as "Sierra Gigante Resources Inc." unless changed by Sierra Gigante.
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       9.  CONVERSION.  The mode of carrying the Merger into
effect and the manner and basis of converting the shares of Anmore into shares of Sierra Gigante are as follows:
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        9.1     All of the shares of Anmore Common Stock
(par value.0001)issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 10,000 shares of Sierra Gigante's Common Stock (SGIG)(par value.001) to be adjusted by any increase for fractional shares and
reduced by any Dissenting Shares (defined below) and shall
be distributed as shown opposite the Anmore shareholder(s)
names in exhibit A.
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The Sierra Gigante Common Stock to be issued hereunder ("the
SGIG Shares") will be issued pursuant to Section 4 (2) of
the Securities Act of 1933 and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission, will be restricted as to the transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:
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"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933 (THE "ACT") AND ARE   "RESTRICTED SECURITIES" AS THAT
TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES
MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF SGIG."
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         The sum of $90,000.00US will be paid to Gerald
Ghini and/or Applecross Centre Development Ltd., a British Columbia , Canada corporation controlled by Gerald Ghini. Gerald Ghini and/or Applecross has agreed that any cash finders fees due to unrelated party(s) shall be paid from his net proceeds.
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        9.2.  Upon completion of the Merger, there shall be
aprox. 11, 724,407 shares of Sierra Gigante Resources
Inc. Common Stock issued and outstanding, subject to such
adjustments.
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        9.3.  All outstanding Common  Stock of Anmore and
all warrants, options or other rights to its Common Stock shall be retired and canceled as of the Merger Date.
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        9.4.  Each share of Anmore Common Stock that is
owned by Anmore as treasury stock shall, by virtue of the Merger and without any action on the part of Anmore, be retired and canceled as of the Merger Date.
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        9.5.  Each certificate evidencing ownership of
shares of Sierra Gigante Common Stock issued and outstanding on the Merger Date or held by Sierra Gigante in its treasury shall continue to evidence ownership of the same number of shares of Sierra Gigante Common Stock.
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        9.6.  Sierra Gigante Common Stock shall be issued to
the holders of Anmore Common Stock in exchange for their shares on a pro rata bases in accordance with each holder's relative ownership of the Anmore Common Stock that is being exchanged.
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        9.7.  The shares of Sierra Gigante Common Stock to
be issued in exchange for Anmore Common Stock hereunder
shall be proportionately reduced by any shares owned by Anmore shareholders who shall have timely objected to the Merger (the" Dissenting Shares") in accordance with the provisions of the General Corporation Law of Delaware, as provided therein.
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       10.  EXCHANGE OF CERTIFICATES.  As promptly as
practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Anmore Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Sierra Gigante Resources Inc. Common Stock into which the shares of Anmore Common Stock represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares. Sierra Gigante Resources Inc. may, in
its discretion, require a bond in customary form before issuing any share certificate where a corresponding share certificate has not been delivered by a shareholder of
Anmore because of loss or other reason.
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       11.  UNEXCHANGED CERTIFICATES.  Until surrendered,
each outstanding certificate that prior to the Merger Date represented Anmore Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Sierra Gigante Common Stock into which it was converted. No dividend or other distribution payable to holders of Sierra Gigante Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Anmore Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefore the amount,
without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Sierra Gigante Common Stock represented thereby.
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       12.  EFFECT OF THE MERGER.  On the Merger Date, the
separate existence of Anmore shall cease (except insofar as continued by statute), and it shall be merged with and into Sierra Gigante. All the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in Sierra Gigante, without further act or deed. Sierra Gigante shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations maybe enforced against
Sierra Gigante.
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       13.  REPRESENTATIONS AND WARRANTIES OF ANMORE.
Anmore represents and warrants that:
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       13.1.  CORPORATE ORGANIZATION AND GOOD STANDING.
Anmore is a corporation duly organized, validly existing,
and in good standing under the laws of the State of
Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.
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        13.2.  REPORTING COMPANY STATUS.  Anmore has filed
with the Securities and Exchange Commission a registration statement in form 10-SB, which became effective pursuant to the Securities Exchange Act of 1934 on May 9, 2000 and is a reporting company pursuant to Section (g) thereunder.
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        13.3.  REPORTING COMPANY FILINGS.  Anmore has timely
filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.
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        13.4.  CAPITALIZATION.  Anmore's authorized capital
stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding.
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        13.5.  ISSUED STOCK.  All the outstanding shares of
its Common Stock are duly authorized and validly issued, fully paid and non-assessable.
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        13.6.  STOCK RIGHTS.  Except as set out by attached
schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Anmore Common or Preferred Stock issued or committed to be issued.
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        13.7.  CORPORATE AUTHORITY.  Anmore has all
requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.
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        13.8   COMPLIANCE WITH RULE 12g-3.  As a result of
the merger and in accordance with Rule 12g-3a of the 1934 Act, Sierra Gigante RESOURCES INC. will be the successor company and the common stock will be deemed qualified for listing on the Bulletin Board.

        13.9 FINANCIAL STATEMENTS. Anmore's financial statements dated August 31, 2000, copies of which will have been delivered by Anmore to Sierra Gigante prior to the Merger Date (the "Anmore Financial Statements"), fairly present the financial condition of Anmore as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.
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       13.10 ABSENCE OF UNDISCLOSED LIABILITIES.  Except to
the extent reflected or reserved against in the Anmore Financial Statements, Anmore did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
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        13.11.  NO MATERIAL CHANGES.  There has been no
material adverse change in the business, properties or financial condition of Anmore since the date of the Anmore Financial Statements.
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        13.12.  LITIGATION.  There is not, to the knowledge
of Anmore, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Anmore or against any of its officers.
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        13.13.  CONTRACTS.  Anmore is not a party to any
material contract not in the ordinary course of business
that is to be performed in whole or in part at or after the date of this agreement.
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        13.14.  TITLE.  Anmore has good and marketable title
tall the real property and good and valid title to all other property included in the Anmore Financial Statements. The properties of Anmore are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Anmore.
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        13.15.  TAX RETURNS.  All required tax returns for
federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Anmore for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including
any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Anmore Financial Statements are adequate to cover any such taxes that may be assessed against Anmore in respect of its business and its operations during the periods covered by the Anmore Financial Statements and all prior periods.
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        13.16.  NO VIOLATION.  Consummation of the Merger
will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Anmore is subject or by which Anmore is bound.
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       14.  REPRESENTATIONS AND WARRANTIES OF  Sierra
Gigante Resources Inc. represents and warrants that:
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        14.1.  CORPORATE ORGANIZATION AND GOOD STANDING.
Sierra Gigante Resources Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.
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        14.2.  CAPITALIZATION.  Sierra Gigante's authorized
capital stock consists of 25,000,000 shares of Common Stock, $.001 par value, of which 11,724,397 shares are issued and outstanding.
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        14.3.  ISSUED STOCK.  All the outstanding shares of
its Common Stock are duly authorized and validly issued
fully paid and nonassessable.
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        14.4.  STOCK RIGHTS.  There are no stock grants,
options, rights, warrants or other rights to purchase or obtain Sierra Gigante Common or Preferred Stock issued or committed to be issued.
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        14.5 CORPORATE AUTHORITY.  Sierra Gigante Resources
Inc. has all Requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver,
perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.
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        14.6.  SUBSIDIARIES.  Except as set out in
Disclosure Schedule 14.6, Sierra Gigante Resources Inc. has
no subsidiaries.
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        14.7.  FINANCIAL STATEMENTS.  Sierra Gigante's
Financial Statements fairly present the financial condition of Sierra Gigante as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.
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        14.8.  ABSENCE OF UNDISCLOSED LIABILITIES.  Except
to the extent reflected or reserved against in the
Sierra Gigante Resources Inc.Financial Statements,
Sierra Gigante did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise)
of nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
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        14.9.  NO MATERIAL CHANGES.  There has been no
material adverse change in the business, properties or financial condition of Sierra Gigante since the date of the Sierra Gigante Resources Inc. Financial Statements.
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        14.10.  LITIGATION.  Except as set out in Disclosure
Schedule 14.10, there is not, to the knowledge of
Sierra Gigante, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Sierra Gigante or against any of its officers.
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        14.11.  CONTRACTS.  Sierra Gigante is not a party to
any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.
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        14.12.  TITLE.  Sierra Gigante Resources Inc. has
good and marketable title to all the real property and good and valid title to all other property included in the
Sierra Gigante Financial Statements. The properties of Sierra Gigante are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Sierra Gigante.
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        14.13.  TAX RETURNS.  All required tax returns for
federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Sierra Gigante for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including
any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Sierra Gigante Financial Statements are adequate to cover any such taxes that maybe assessed against Sierra Gigante in respect of its business and its operations during the periods covered by the Sierra Gigante Financial Statements
and all prior periods.
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        14.14.  NO VIOLATION.  Consummation of the Merger
will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Sierra Gigante is subject or by which Sierra Gigante Resources Inc.is bound.
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       15.  CONDUCT OF ANMORE  PENDING THE MERGER DATE.
Anmore covenants that between the date of this Agreement and the Merger Date:
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        15.1.  No change will be made in Anmore's Articles
of Incorporation or bylaws.
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        15.2.  Anmore will not make any change in its
authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.
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        15.3.  Anmore will use its best efforts to maintain
and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.
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        16   CONDUCT OF Sierra Gigante RESOURCES INC.
PENDING THE MERGER DATE. Sierra Gigante covenants that between the date of this Agreement and the Merger Date:
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        16.1.  No change will be made in Sierra Gigante's
Articles of incorporation or bylaws.
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        16.2.  Sierra Gigante will not make any change in
its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.
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        16.3.  Sierra Gigante will use its best efforts to
maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.
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        17.  CONDITIONS PRECEDENT TO OBLIGATION OF
SIERRA GIGANTE. Sierra Gigante's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Anmore:
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        17.1.  SIERRA GIGANTE'S REPRESENTATIONS AND
WARRANTIES.  The representations and warranties of
Sierra Gigante set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.
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        17.2.  SIERRA GIGANTE'S COVENANTS.  Sierra Gigante
shall have performed all covenants required by this
agreement to be performed by it on or before the Merger
Date.
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        17.3.  APPROVAL.  Sierra Gigante shall have approved
this agreement in such manner as is required by law
including all appropriate action by directors and, if
required, by shareholders.
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        17.4.  SUPPORTING DOCUMENTS OF SIERRA GIGANTE.
Sierra Gigante Resources Inc.shall have delivered to Anmore supporting documents in form and substance satisfactory to Anmore to the effect that:
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        (i) Sierra Gigante Resources Inc.is a corporation
            duly organized, validly existing, and in good
            standing.
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        (ii) Sierra Gigante's authorized and issued capital
             stock is asset forth herein.
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        (iii) The execution and adoption of this agreement
              have been duly authorized by Sierra Gigante
              Resources Inc.in such manner as is required
              bylaw including all appropriate action by
              directors and, if required, by shareholders.
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       18.  CONDITIONS PRECEDENT TO OBLIGATION OF
SIERRA GIGANTE. Sierra Gigante's obligation to consummate the Merger shall be subject to fulfillment by Anmore on or before the Merger Date of each of the following conditions, unless waived in writing by Sierra Gigante:
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        18.1.  ANMORE'S REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of Anmore set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.
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        18.2.  ANMORE'S COVENANTS.  Anmore shall have
performed all covenants required by this agreement to be performed by it on or before the Merger Date.
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        18.3.  APPROVAL.  Anmore shall have approved this
Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.
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        18.4.  SUPPORTING DOCUMENTS OF ANMORE.  Anmore shall
have delivered to Sierra Gigante supporting documents in
form
and substance satisfactory to Sierra Gigante to the effect
that:
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        (i) Anmore is a corporation duly organized, validly
            existing, and in good standing.
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        (ii) Anmore's authorized and issued capital stock is
             as set forth herein.
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        (iii) The execution and adoption of this Agreement
              have been duly authorized by Anmore in such
              manner as is required bylaw including all
              appropriate action by directors and, if
              required, by shareholders.
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       19.  ACCESS.  From the date hereof to the Merger
Date, Sierra Gigante and Anmore shall provide each other
with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated as defined hereafter, all documents and consideration received in connection with this agreement shall be returned to the party furnishing such documents and consideration, and all information so received shall be treated as confidential.
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       20.  CLOSING.
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        20.1.  The transfers and deliveries to be made
pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.
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        20.2.  Any copy, facsimile telecommunication or
other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be complete reproduction of the entire original writing or transmission or original signature.
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        20.3.  At the Closing, Anmore shall deliver to the
Exchange Agent in satisfactory form, if not already
delivered to Sierra Gigante:
        (i) A list of the holders of record of the shares of Anmore Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the
            aggregate number of shares of Sierra Gigante
            Common Stock to be issued to each holder;
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        (ii) Evidence of the execution and adoption of this
             Agreement in such manner as is required by law
             including all appropriate action by directors
             and, if required, by shareholders;
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        (iii) Certificate of the Secretary of State of
              Delaware as of a recent date as to the good
              standing of Anmore;
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        (iv) Certified copies of the reGigante of the board
             of directors of Anmore authorizing the
             execution of this agreement and the
             consummation of the Merger;
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        (v) The Anmore Financial Statements;
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        (vi) Secretary's certificate of incumbency of the
             officers and directors of Anmore;
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        (vii) Any document as may be specified herein or
              required to satisfy the conditions,
              representations and warranties enumerated
              elsewhere herein; and
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        (viii) The share certificates for the outstanding
               Common Stock of Anmore to be exchanged
               hereunder or, where any such certificate is
               not delivered, an affidavit of lost
               certificate or other reason for non-delivery.
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        20.4.  At the Closing, Sierra Gigante Resources
Inc. shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Anmore:
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        (i) A list of its shareholders of record;
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        (ii) Evidence of the execution and adoption of this
             Agreement in such manner as is required by law
             including all appropriate action by directors
             and, if required, by shareholders;
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        (iii) Certificate of the Secretary of State of its
              state of incorporation as of a recent date as
              to the good standing of Sierra Gigante;
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        (iv) Certified copies of the reGigante of the board
             of directors of Sierra Gigante authorizing the
             execution of this agreement and the
             consummation of the Merger;
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        (v) The Sierra Gigante Resources Inc. Financial
             Statements;
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        (vi) Secretary's certificate of incumbency of the
             officers and directors of Sierra Gigante;
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        (vii) Any document as may be specified herein or
              required to satisfy the conditions,
              representations and warranties enumerated
              elsewhere herein; and
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        (viii) The share certificates of Sierra Gigante
               Resources Inc. to be delivered to the
               shareholders of Anmore hereunder, in proper
               names and amounts, and bearing legends, if
               any, required and appropriate under
               applicable securities laws.
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       21.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.
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       22.  ARBITRATION.
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       22.1.  SCOPE.  The parties hereby agree that any and
all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the state of Florida.
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      22.2.  CONSENT TO JURISDICTION, SITUS AND JUDGMENT.
The parties hereby irrevocably consent to the jurisdiction
of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the state of Florida. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.
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      22.3.  APPLICABLE LAW.  The law applicable to the
arbitration and this agreement shall be that of the State of Florida, determined without regard to its provisions, which would otherwise apply to question of conflict of laws.
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      22.4.  DISCLOSURE AND DISCOVERY.  The arbitrator may,
in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the Arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.
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      22.5.  RULES OF LAW.  Regardless of any practices of
arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.
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      22.6.  FINALITY AND FEES.  Any award or decision by
the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.
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      22.7.  MEASURE OF DAMAGES.  In any adverse action, the
parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.
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      22.8.  COVENANT NOT TO SUE.  The parties covenant that
under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other
than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.
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      22.9.  INTENTION.  It is the intention of the parties
and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief.
This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.
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      23  SURVIVAL.  The provisions for arbitration
contained herein shall survive the termination of this
agreement for any reason.
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     23.1.  FURTHER ASSURANCES.  From time to time, each
party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.
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        23.2.  WAIVER.  Any failure on the part of either
party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.
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        23.3.  BROKERS.  Each party agrees to indemnify and
hold harmless the other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.
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        23.4.  NOTICES.  All notices and other Resources
hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:
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       If to Anmore, to:
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       Anmore Corporation
       128 April Rd.
       Port Moody, B.C.
       Canada V3H-3M5
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       If to Sierra Gigante, to:
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       Sierra Gigante Resources Inc.
       Suite 1000-355 Burrard St.
       Vancouver B.C. Canada, V3H-3M5
<P>
       24. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.
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       25.  ASSIGNMENT.  This Agreement shall inure to the
benefit of, and be binding upon, the parties hereto and
their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party
shall be void.
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       26.  COUNTERPARTS.  This agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.
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       27.  EXCHANGE AGENT AND CLOSING DATE.  The Exchange
Agent shall be Gordon Fretwell, Vancouver B.C., Canada. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 14 days following execution of this Agreement unless extended by mutual consent of the parties.
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       28.   REVIEW OF AGREEMENT.  Each party acknowledges
that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.
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       29.    SCHEDULES.  All schedules attached hereto, if
any, shall be acknowledged by each party by signature or
initials thereon.
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       30.    EFFECTIVE DATE.  The effective date of this
agreement shall be September 6, 2000.
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       IN WITNESS WHEREOF, the parties have executed this
Agreement.
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       ANMORE CORPORATION
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       By: /s/ Gerald Ghini    This 12 day of September 2000
       ---------------------
               Gerald Ghini
               President
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       SIERRA GIGANTE RESOURCES INC.
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       By: /s/Raymond Merry    This 12 day of September 2000
       ---------------------
              Raymond Merry,
              President
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       EXCHANGE AGENT
<P>
       By:/s/ Gord Fretwell    This 12 day of September 2000
       ---------------------
              Gord Fretwell
<P>